UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2024

EDGIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11811 N. Tatum Blvd,

Suite 3031

Phoenix, AZ 85028

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	EGIO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 26, 2024, Edgio, Inc., a Delaware corporation (“Edgio” or the “Company”), held a special meeting of stockholders (the “Special Meeting”). As previously disclosed, Edgio entered into a private exchange with Lynrock Lake Master Fund LP (“Lynrock”), holding an aggregate of $118,870,000 in principal amount of the Company’s outstanding 3.50% Convertible Senior Notes due 2025 (the “Existing Notes”). In exchange for Lynrock’s Existing Notes, the Company issued Lynrock $118,870,000 in aggregate principal amount at maturity of the Company’s new (3.5% cash / 16% PIK) Senior Secured Convertible Notes due 2027 (the “New Notes”). Further, the Company entered into a credit agreement that provides a senior secured term loan credit facility (the “Credit Agreement”) with Lynrock. The Credit Agreement is secured by a first priority lien on substantially all assets of the Company and its domestic subsidiaries, ranks pari passu with the New Notes and provides for term loans in the aggregate principal amount of $79,472,175.22 at an interest rate of 3.5% cash / 16% PIK, payable quarterly and is guaranteed by each of its domestic subsidiaries. In connection with the private exchange, Edgio agreed to convene a special meeting of the Company’s stockholders to seek to obtain the votes of the requisite percentage of stockholders required pursuant to the Company’s charter and constitutional documents and the rules of the Nasdaq Stock Market, as applicable, to (A) amend the certificate of incorporation to provide for a reverse stock split and authorization of additional shares of common stock; (B) approve the conversion features of the New Notes and; (C) approve the issuance of the Warrants to Lynrock; and (D) vote to elect the new directors agreed to by Edgio and Lynrock (the “New Directors”) and to require that specified actions, such as bankruptcy filings, M&A, and financings (a “Significant Event”) must have the unanimous support of the New Directors in order for the Board to approve the event. The Company will seek to obtain approval for the New Directors at the annual meeting of stockholders to be scheduled in 2024.

At the Special Meeting, the Company’s stockholders voted on the proposals listed below. The proposals are described in detail in the Company’s proxy statement for the Special Meeting filed with the Securities and Exchange Commission on January 5, 2024. The final results of voting on each of the items submitted to a vote of the stockholders at the Special Meeting are set forth below.

Proposal 1: Approval of the Issuance of Shares of Edgio Common Stock Underlying the New Notes

Edgio’s stockholders approved the proposal for the issuance shares of Edgio Common Stock underlying the New Notes so that 100% of the maximum number of shares underlying the New Notes are authorized and reserved to provide for the exercise of the rights then represented by the New Notes. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,095,483	45,880,110	367,942	47,026,201

Proposal 2: Approval of the Issuance of Shares of Edgio Common Stock Underlying the Warrants

Edgio’s stockholders approved the proposal for the issuance shares of Edgio Common Stock underlying the Warrants so that the aggregate number of shares of Edgio Common Stock are issuable upon exercise of the Warrants. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,487,786	46,042,054	813,695	47,026,201

Proposal 3A: Approval of the Amended and Restated Certificate of Incorporation to Authorize a Reverse Stock Split

Edgio’s stockholders approved the proposal for the amendment of Edgio’s Amended and Restated Certificate of Incorporation to combine a whole number of issued shares of Edgio Common Stock, between 10 and 50, into one share of common stock. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
172,784,120	20,154,888	430,728	0

Proposal 3B: Rejection of the Amended and Restated Certificate of Incorporation to Authorize a Significant Event Approval Provision

Edgio’s stockholders rejected the proposal for the amendment of Edgio’s Amended and Restated Certificate of Incorporation to require that any Significant Event be unanimously approved by the New Directors in order for the Board to approve any Significant Event. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,970,231	53,613,657	1,759,647	47,026,201

With respect to the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to authorize a significant event approval provision, the proposal received a substantial favorable vote at the Special Meeting, but did not receive the vote required for approval, which is the affirmative vote of at least a majority of the voting power of the outstanding shares entitled to vote on the Significant Event Approval Proposal. As a result, the amendment to add the Significant Event Approval Proposal provision was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2024	Edgio, Inc.

	By:	/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary